THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE (HEREINAFTER DEFINED) AND IS REGISTERED IN THE NAME OF A DEPOSITARY (AS DEFINED IN THE INDENTURE) OR A NOMINEE OF A DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST (HEREINAFTER DEFINED) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND UNLESS ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP No.: 74254PXH0	Principal Amount: U.S. $ 9,645,000
PRINCIPAL LIFE INCOME FUNDINGS TRUST 2008-46
PRINCIPAL® LIFE CORENOTES®

Original Issue Date: June 11, 2008
Issue Price: 100%
Stated Maturity Date: June 15, 2018
Settlement Date: June 11, 2008
Securities Exchange Listing: ☐ Yes ☑ No. If yes, indicate name(s) of Securities Exchange(s):                                         .
Depositary: The Depository Trust Company
Authorized Denominations: $1,000
Collateral held in the Trust: Principal Life Insurance Company Funding Agreement No. 8-4798, the related Principal Financial Group, Inc. Guarantee which fully and unconditionally guarantees the payment obligations of Principal Life Insurance Company under the Funding Agreement, all proceeds of the Funding Agreement and the related Guarantee and all rights and books and records pertaining to the foregoing.
Interest Rate or Formula:
Fixed Rate Note: ☑ Yes ☐ No. If yes,
     Interest Rate: 6.00%
     Interest Payment Frequency: Semi-annual
     Interest Payment Dates: The 15th day of every
     sixth month commencing on December 15, 2008
     Day Count Convention: 30/360
     Additional/Other Terms: Not Applicable

Discount Note: ☐ Yes ☑ No. If yes,
     Total Amount of Discount:
     Initial Accrual Period of Discount:
     Interest Payment Dates:
     Additional/Other Terms:
Redemption Provisions: ☑ Yes ☐ No. If yes,
     Initial Redemption Date: June 15, 2010
     Additional/Other Terms: In whole only and not in
     part; any redemption date will be an Interest
     Payment Date falling on or after the Initial
     Redemption Date.
Repayment Provisions: ☐ Yes ☑ No. If yes,
     Repayment Date(s):
     Repayment Price:
     Additional/Other Terms:
Floating Rate Note:☐ Yes ☑ No. If yes,
     Regular Floating Rate Notes ☐
      Floating Rate/ Fixed Rate Notes: ☐
     Interest Rate:
     Interest Rate Basis(es):
     LIBOR ☐
           ☐ LIBOR Reuters Page:
           LIBOR Currency:
     CMT Rate ☐
     Designated Reuters Page:
                   If FEDCMT
                   ☐ Weekly Average
                   ☐ Monthly Average
           Designated CMT Maturity Index:
     CDRate ☐
     Commercial Paper Rate ☐
     Constant Maturity Swap Rate ☐
     Federal Funds Open Rate ☐
     Federal Funds Rate ☐
     Prime Rate ☐
     Treasury Rate ☐
     Index Maturity:
     Spread and/or Spread Multiplier:
     Initial Interest Rate, if any:
     Initial Interest Reset Date:
     Interest Reset Dates:
     Interest Determination Date(s):
     Interest Payment Dates:
     Maximum Interest Rate, if any:
     Minimum Interest Rate, if any:
     Fixed Rate Commencement Date, if any:
     Floating Rate Commencement Date, if any:
     Fixed Interest Rate, if any:
     Day Count Convention:
     Additional/Other Terms:
Regular Record Date(s): 15 calendar days prior to the Interest Payment Date
Sinking Fund: Not Applicable
Calculation Agent: Citibank, N.A.
Additional/Other Terms:
Survivor’s Option: ☑ Yes ☐ No.
If yes, the attached Survivor’s Option Rider is incorporated into this Note.
Trust Put Limitation: 2.00%

     The Principal Life Income Fundings Trust designated above (the “Trust”), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the Principal Amount specified above on the Stated Maturity Date specified above and, if so specified above, to pay interest thereon from the Original Issue Date specified above or from the most recent Interest Payment Date specified above to which interest has been paid or duly provided for at the rate per annum determined in accordance with the provisions on the reverse hereof and as specified above, until the principal hereof is paid or made available for payment. Payments of principal, premium, if any, and interest hereon will be made in the lawful currency of the United States of America (“U.S. Dollars” or “United States dollars”). The “Principal Amount” of this Note at any time means (1) if this Note is a Discount Note (as hereinafter defined), the Amortized Face Amount (as hereinafter defined) at such time (as defined in Section 3(c) on the reverse hereof) and (2) in all other cases, the Principal Amount hereof. Capitalized terms not otherwise defined herein shall have their meanings set forth in the Indenture, dated as of the date of the Pricing Supplement (the “Indenture”), between Citibank, N.A., as the indenture trustee (the “Indenture Trustee”), and the Trust, or on the face hereof.
     This Note will mature on the Stated Maturity Date, unless its principal (or any installment of its principal) becomes due and payable prior to the Stated Maturity Date, whether, as applicable, by the declaration of acceleration of maturity, notice of redemption by the Trust or otherwise (the Stated Maturity Date or any date prior to the Stated Maturity Date on which this Note becomes due and payable, as the case may be, is referred to as the “Maturity Date”).
     A “Discount Note” is any Note that has an Issue Price that is less than 100% of the Principal Amount thereof by a percentage that is equal to or greater than 0.25% multiplied by the product of the principal amount of the Notes and the number of full years to the Stated Maturity Date.
     Unless otherwise specified above, the interest payable on each Interest Payment Date or the Maturity Date will be the amount of interest accrued from and including the Original Issue Date or from and including the last Interest Payment Date to which interest has been paid or duly provided for, as the case may be, to, but excluding, such Interest Payment Date or the Maturity Date, as the case may be.
     Unless otherwise specified above, the interest payable on any Interest Payment Date will be paid to the Holder on the Regular Record Date for such Interest Payment Date, which Regular Record Date shall be the fifteenth (15th) calendar day, whether or not a Business Day, immediately preceding the related Interest Payment Date; provided that, notwithstanding any provision of the Indenture to the contrary, interest payable on any Maturity Date shall be payable to the Person to whom principal shall be payable; and provided, further, that unless otherwise specified above, in the case of a Note initially issued between a Regular Record Date and the Interest Payment Date relating to such Regular Record Date, interest for the period beginning on the Original Issue Date and ending on such Interest Payment Date shall be paid on the Interest Payment Date following the next succeeding Regular Record Date to the Holder on such next succeeding Regular Record Date.
     Payments of principal of, and premium, if any, and interest and other amounts due and owing, if any, will be made through the Indenture Trustee to the account of DTC or its nominee and will be made in accordance with depositary arrangements with DTC.
     Unless otherwise specified on the face hereof, the Holder hereof will not be obligated to pay any administrative costs imposed by banks in making payments in immediately available funds by the Trust. Unless otherwise specified on the face hereof, any tax assessment or governmental charge imposed upon payments hereunder, including, without limitation, any withholding tax, will be borne by the Holder hereof.
     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

A-3

     Unless the certificate of authentication hereon shall have been executed by the Indenture Trustee pursuant to the Indenture, this Note shall not be entitled to any benefit under such Indenture or be valid or obligatory for any purpose.
     IN WITNESS WHEREOF, the Trust has caused this instrument to be duly executed, by manual or facsimile signature.

THE PRINCIPAL LIFE INCOME FUNDINGS TRUST SPECIFIED ON THE FACE OF THIS NOTE

Dated: Original Issue Date	By: U.S. Bank Trust National Association, not in its
individual capacity but solely as Trustee.

	By:	/s/ Janet O’Hara

Authorized Officer

CERTIFICATE OF AUTHENTICATION
     This is one of the Notes of the Principal Life Income Fundings Trust specified on the face of this Note referred to in the within-mentioned Indenture.

CITIBANK, N.A.
As Indenture Trustee
Dated: Original Issue Date
	By:	/s/ Jennifer McCourt

Authorized Signatory

A-5

[REVERSE FORM OF NOTE]
Section 1. General. This Note is one of a duly authorized issue of Notes of the Trust. The Notes are issued pursuant to the Indenture.
Section 2. Currency. This Note is denominated in, and payments of principal, premium, if any, and/or interest, if any, will be made in U.S. Dollars.
Section 3. Determination of Interest Rate and Certain Other Terms.
(a)	Fixed Rate Notes. If this Note is specified on the face hereof as a “Fixed Rate Note”:
(i) This Note will bear interest at the rate per annum specified on the face hereof. Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.
(ii) Unless otherwise specified on the face hereof, the Interest Payment Dates for this Note will be as follows:

Interest Payment
Frequency	Interest Payment Dates

Monthly	Fifteenth day of each calendar month, beginning in the first calendar month following the month this Note was issued.

Quarterly	Fifteenth day of every third calendar month, beginning in the third calendar month following the month this Note was issued.

Semi-annual	Fifteenth day of every sixth calendar month, beginning in the sixth calendar month following the month this Note was issued.

Annual	Fifteenth day of every twelfth calendar month, beginning in the twelfth calendar month following the month this Note was issued.
(iii) If any Interest Payment Date or the Maturity Date of this Note falls on a day that is not a Business Day, the Trust will make the required payment of principal, premium, if any, and/or interest or other amounts on the next succeeding Business Day, and no additional interest will accrue in respect of the payment made on that next succeeding Business Day.
(b)	Floating Rate Notes. If this Note is specified on the face hereof as a “Floating Rate Note”:
(i) Interest Rate Basis. Interest on this Note will be determined by reference to the applicable Interest Rate Basis or Interest Rate Bases, which may, as described below, include the CD Rate, the CMT Rate, the Commercial Paper Rate, the Constant Maturity Swap Rate, the Federal Funds Open Rate, the Federal Funds Rate, LIBOR, the Prime Rate or the Treasury Rate (each as defined below).

(ii) Effective Rate. The rate derived from the applicable Interest Rate Basis or Interest Rate Bases will be determined in accordance with the related provisions below. The interest rate in effect on each day will be based on: (1) if that day is an Interest Reset Date, the rate determined as of the Interest Determination Date immediately preceding that Interest Reset Date; or (2) if that day is not an Interest Reset Date, the rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date.
(iii) Spread; Spread Multiplier; Index Maturity. The “Spread” is the number of basis points (one one-hundredth of a percentage point) specified on the face hereof to be added to or subtracted from the related Interest Rate Basis or Interest Rate Bases applicable to this Note. The “Spread Multiplier” is the percentage specified on the face hereof of the related Interest Rate Basis or Interest Rate Bases applicable to this Note by which the Interest Rate Basis or Interest Rate Bases will be multiplied to determine the applicable interest rate. The “Index Maturity” is the period to maturity of the instrument or obligation with respect to which the related Interest Rate Basis or Interest Rate Bases will be calculated.
(iv) Regular Floating Rate Note. Unless this Note is specified on the face hereof as a Floating Rate/Fixed Rate Note, this Note (a “Regular Floating Rate Note”) will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Interest Rate Bases:(1) plus or minus the applicable Spread, if any; and/or (2) multiplied by the applicable Spread Multiplier, if any. Commencing on the first Interest Reset Date, the rate at which interest on this Regular Floating Rate Note is payable will be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate.
(v) Floating Rate/Fixed Rate Notes. If this Note is specified on the face hereof as a “Floating Rate/Fixed Rate Note”, this Note will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Interest Rate Bases: (1) plus or minus the applicable Spread, if any; and/or (2) multiplied by the applicable Spread Multiplier, if any. Commencing on the first Interest Reset Date, the rate at which this Floating Rate/Fixed Rate Note is payable will be reset as of each Interest Reset Date; provided, however, that: (A) the interest rate in effect for the period, if any, from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate specified on the face hereof; and (B) the interest rate in effect commencing on the Fixed Rate Commencement Date will be the Fixed Interest Rate, if specified on the face hereof, or, if not so specified, the interest rate in effect on the day immediately preceding the Fixed Rate Commencement Date.
(vi) Interest Reset Dates. The period between Interest Reset Dates will be the “Interest Reset Period.” Unless otherwise specified on the face hereof, the Interest Reset Dates will be, in the case of this Floating Rate Note if by its terms it resets: (1) daily—each business day; (2) weekly—the Wednesday of each week, with the exception of any weekly reset Floating Rate Note as to which the Treasury Rate is an applicable Interest

Rate Basis, which will reset the Tuesday of each week; (3) monthly—the fifteenth day of each calendar month; (4) quarterly—the fifteenth day of March, June, September and December of each year; (5) semi-annually—the fifteenth day of the two months of each year specified on the face hereof; and (6) annually—the fifteenth day of the month of each year specified on the face hereof; provided, however, that, with respect to a Floating Rate/Fixed Rate Note, the rate of interest thereon will not reset after the particular Fixed Rate Commencement Date. If any Interest Reset Date for this Floating Rate Note would otherwise be a day that is not a Business Day, the particular Interest Reset Date will be postponed to the next succeeding Business Day, except that in the case of a Floating Rate Note as to which LIBOR is an applicable Interest Rate Basis and that Business Day falls in the next succeeding calendar month, the particular Interest Reset Date will be the immediately preceding Business Day.
(vii) Interest Determination Dates. The interest rate applicable to a Floating Rate Note for an Interest Reset Period commencing on the related Interest Reset Date will be determined by reference to the applicable Interest Rate Basis as of the particular “Interest Determination Date”, which will be: (1) with respect to the Federal Funds Open Rate—the related Interest Reset Date; (2) with respect to the Federal Funds Rate and the Prime Rate—the Business Day immediately preceding the related Interest Reset Date; (3) with respect to the CD Rate, the Commercial Paper Rate and the CMT Rate—the second Business Day preceding the related Interest Reset Date; (4) with respect to the Constant Maturity Swap Rate—the second U.S. Government Securities business day preceding the related Interest Reset Date, provided, however, that if after attempting to determine the Constant Maturity Swap Rate, such rate is not determinable for a particular Interest Determination Date, then such Interest Determination Date shall be the first U.S. Government Securities business day preceding the original interest determination date for which the Constant Maturity Swap Rate can be determined; (5) with respect to LIBOR—the second London Banking Day (as defined below) preceding the related Interest Reset Date; and (6) with respect to the Treasury Rate—the day of the week in which the related Interest Reset Date falls on which day Treasury Bills (as defined below) are normally auctioned (i.e., Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the related Interest Reset Date, the Interest Determination Date will be the preceding Friday. The Interest Determination Date pertaining to a Floating Rate Note, the interest rate of which is determined with reference to two or more Interest Rate Bases, will be the latest Business Day which is at least two Business Days before the related Interest Reset Date for the applicable Floating Rate Note on which each Interest Reset Basis is determinable. “London Banking Day” means a day on which commercial banks are open for business (including dealings in the LIBOR Currency) in London.
(viii) Calculation Dates. The interest rate applicable to each Interest Reset Period will be determined by the Calculation Agent on or prior to the Calculation Date (as defined below), except with respect to LIBOR, which will be determined on the particular Interest Determination Date. Upon request of the Holder of a Floating Rate Note, the

Calculation Agent will disclose the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to such Floating Rate Note. The “Calculation Date”, if applicable, pertaining to any Interest Determination Date will be the earlier of: (1) the tenth calendar day after the particular Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day; or (2) the Business Day immediately preceding the applicable Interest Payment Date or the Maturity Date, as the case may be.
(ix) Maximum or Minimum Interest Rate. If specified on the face hereof, this Note may have either or both of a Maximum Interest Rate or a Minimum Interest Rate. If a Maximum Interest Rate is so designated, the interest rate for a Floating Rate Note cannot ever exceed such Maximum Interest Rate and in the event that the interest rate on any Interest Reset Date would exceed such Maximum Interest Rate (as if no Maximum Interest Rate were in effect) then the interest rate on such Interest Reset Date shall be the Maximum Interest Rate. If a Minimum Interest Rate is so designated, the interest rate for a Floating Rate Note cannot ever be less than such Minimum Interest Rate and in the event that the interest rate on any Interest Reset Date would be less than such Minimum Interest Rate (as if no Minimum Interest Rate were in effect) then the interest rate on such Interest Reset Date shall be the Minimum Interest Rate. Notwithstanding anything to the contrary contained herein, the interest rate on a Floating Rate Note shall not exceed the maximum interest rate permitted by applicable law.
(x) Interest Payments. Unless otherwise specified on the face hereof, the Interest Payment Dates will be, in the case of a Floating Rate Note which resets: (1) daily, weekly or monthly—the fifteenth day of each calendar month or on the fifteenth day of March, June, September and December of each year, as specified on the face hereof; (2) quarterly—the fifteenth day of March, June, September and December of each year; (3) semi-annually—the fifteenth day of the two months of each year specified on the face hereof; and (4) annually—the fifteenth day of the month of each year as specified on the face hereof. In addition, the Maturity Date will also be an Interest Payment Date. If any Interest Payment Date other than the Maturity Date for this Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, except that in the case of a Floating Rate Note as to which LIBOR is an applicable Interest Rate Basis and that Business Day falls in the next succeeding calendar month, the particular Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date of a Floating Rate Note falls on a day that is not a Business Day, the Trust will make the required payment of principal, premium, if any, and interest or other amounts on the next succeeding Business Day, and no additional interest will accrue in respect of the payment made on that next succeeding Business Day.
(xi) Rounding. Unless otherwise specified on the face hereof, all percentages resulting from any calculation on this Floating Rate Note will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. All dollar amounts used in or resulting from any calculation on this Floating Rate Note will be rounded to the nearest cent.
(xii) Interest Factor. With respect to this Floating Rate Note, accrued interest is calculated by multiplying the principal amount of such Note by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day in the particular Interest Reset Period. The interest factor for each day will be computed by dividing the interest rate applicable to such day by 360, in the case of a Floating Rate Note as to which the CD Rate, the Commercial Paper Rate, the Federal Funds Open Rate, the Federal Funds Rate, LIBOR or the Prime Rate is an applicable Interest Rate Basis, or by the actual number of days in the year, in the case of a Floating Rate Note as to which the CMT Rate or the Treasury Rate is an applicable Interest Rate Basis. In the case of a series of Notes that bear interest at floating rates as to which the Constant Maturity Swap Rate is the Interest Rate Basis, the interest factor for each day will be computed by dividing the number of days in the interest period by 360 (the number of days to be calculated on the base is of a year of 360 days with twelve 30-day months (unless (i) the last day of the interest period is the 31st day of a month but the first day of the interest period is a day other than the 30th or 31st day of a month, in which case the month that includes that last day shall not be considered to be shortened to a 30-day month, or (ii) the last day of the interest period is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month)). The interest factor for a Floating Rate Note as to which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only the applicable Interest Rate Basis specified above applied.
(xiii) Determination of Interest Rate Basis. The Calculation Agent shall determine the rate derived from each Interest Rate Basis in accordance with the following provisions.
(A) CD Rate Notes. If the Interest Rate Basis is the CD Rate, this Note shall be deemed a “CD Rate Note.” Unless otherwise specified on the face hereof, “CD Rate” means: (1) the rate on the particular Interest Determination Date for negotiable United States dollar certificates of deposit having the Index Maturity specified on the face hereof as published in H.15(519) (as defined below) under the caption “CDs (secondary market)”; or (2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date for negotiable United States dollar certificates of deposit of the particular Index Maturity as published in H.15 Daily Update (as defined below), or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “CDs (secondary market)”; or (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on that Interest Determination Date, of three leading non-bank dealers in negotiable United States dollar certificates of deposit in The City of New York (which may include the purchasing agent or its affiliates) selected by the Calculation Agent for negotiable United States dollar certificates of deposit of major United States money market banks for negotiable United States certificates of deposit with a remaining maturity closest to the particular Index Maturity in an amount that is representative for a single transaction in that market at that time; or (4) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (3), the CD Rate in effect on the particular Interest Determination Date. “H.15(519)” means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System. “H.15 Daily Update” means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/H15/ update, or any successor site or publication.
(B) CMT Rate Notes. If the Interest Rate Basis is the CMT Rate, this Note shall be deemed a “CMT Rate Note.” Unless otherwise specified on the face hereof, “CMT Rate” means:
(1)	if Reuters Page FRBCMT is specified on the face hereof:
i.	the percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified on the face hereof as published in H.15(519) under the caption “Treasury Constant Maturities”, as the yield is displayed on Reuters Service (or any successor service) on page FRBCMT (or any other page as may replace the specified page on that service) (“Reuters Page FRBCMT”), for the particular Interest Determination Date; or

ii.	if the rate referred to in clause (i) does not so appear on Reuters Page FRBCMT, the percentage equal to the yield for United States Treasury securities at “constant maturity” having the particular Index Maturity and for the particular Interest Determination Date as published in H.15(519) under the caption “Treasury Constant Maturities”; or

iii.	if the rate referred to in clause (ii) does not so appear in H.15(519), the rate on the particular Interest Determination Date for the period of the particular Index Maturity as may then be published by either the Federal Reserve System Board of Governors or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate which would otherwise have been published in H.15(519); or

iv.	if the rate referred to in clause (iii) is not so published, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that Interest Determination Date of three leading primary United States government securities dealers in The City of New York (which may include the purchasing agent or its affiliates) (each, a “Reference Dealer”) selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than one year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time; or

v.	if fewer than five but more than two of the prices referred to in clause (iv) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated; or

vi.	if fewer than three prices referred to in clause (iv) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time; or

vii.	if fewer than five but more than two prices referred to in clause (vi) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated; or

viii.	if fewer than three prices referred to in clause (vi) are provided as requested, the CMT Rate in effect on the particular Interest Determination Date; or
(2)	if Reuters Page FEDCMT is specified on the face hereof:
i.	the percentage equal to the one-week or one-month, as specified on the face hereof, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified on the face hereof as published in H.15(519) opposite the caption “Treasury Constant Maturities”, as the yield is displayed on Reuters Service (or any successor service) (on page FEDCMT or any other page as may replace the specified page on that service) (“Reuters Page FEDCMT”), for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls; or

ii.	if the rate referred to in clause (i) does not so appear on Reuters Page FEDCMT, the percentage equal to the one-week or one-month, as specified on the face hereof, average yield for United States Treasury securities at “constant maturity” having the particular Index Maturity and for the week or month, as applicable, preceding the particular Interest Determination Date as published in H.15(519) opposite the caption “Treasury Constant Maturities”; or

iii.	if the rate referred to in clause (ii) does not so appear in H.15(519), the one-week or one-month, as specified on the face hereof, average yield for United States Treasury securities at “constant maturity” having the particular Index Maturity as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls; or

iv.	if the rate referred to in clause (iii) is not so published, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than one year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time; or

v.	if fewer than five but more than two of the prices referred to in clause (iv) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated; or

vi.	if fewer than three prices referred to in clause (iv) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at the time; or

vii.	if fewer than five but more than two prices referred to in clause (vi) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated; or

viii.	if fewer than three prices referred to in clause (vi) are provided as requested, the CMT Rate in effect on that Interest Determination Date.
If two United States Treasury securities with an original maturity greater than the Index Maturity specified on the face hereof have remaining terms to maturity equally close to the particular Index Maturity, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.
(C) Commercial Paper Rate Notes. If the Interest Rate Basis is the Commercial Paper Rate, this Note shall be deemed a “Commercial Paper Rate Note.” Unless otherwise specified on the face hereof, “Commercial Paper Rate” means: (1) the Money Market Yield (as defined below) on the particular Interest Determination Date of the rate for commercial paper having the Index Maturity specified on the face hereof as published in H.15(519) under the caption “Commercial Paper—Nonfinancial”; or (2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Money Market Yield of the rate on the particular Interest Determination Date for commercial paper having the particular Index Maturity as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Commercial Paper—Nonfinancial”; or (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on that Interest Determination Date of three leading dealers of United States dollar commercial paper in The City of New York (which may include the purchasing agent or its affiliates) selected by the Calculation Agent for commercial paper having the particular Index Maturity placed for industrial issuers whose bond rating is “Aa”, or the equivalent, from a nationally recognized statistical rating organization; or (4) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (3), the Commercial Paper Rate in effect on the particular Interest Determination Date. “Money Market Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Money Market Yield =	D x 360	x 100
360 – (D x M)
where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the applicable Interest Reset Period.
(D) Constant Maturity Swap Rate Notes. If the Interest Rate Basis is the Constant Maturity Swap Rate, this Note shall be deemed a “Constant Maturity Swap Rate Note.” Unless otherwise specified on the face hereof, “Constant Maturity Swap Rate” means: (1) the rate for U.S. dollar swaps with the designated maturity specified in the applicable pricing supplement, expressed as a percentage, which appears on the Reuters Screen (or any successor service) TGM42276 Page as of 11:00 A.M., New York City time, on the particular Interest Determination Date; or (2) if the rate referred to in clause (1) does not appear on the Reuters Screen (or any successor service) TGM42276 Page by 2:00 P.M., New York City time, on such Interest Determination Date, a percentage determined on the basis of the mid-market semiannual swap rate quotations provided by the reference banks (as defined below) as of approximately 11:00 A.M., New York City time, on such Interest Determination Date, and, for this purpose, the semi-annual swap rate means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating U.S. dollar interest rate swap transaction with a term equal to the designated maturity specified in the applicable pricing supplement commencing on the Interest Reset Date and in a representative amount (as defined below) with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an actual/360 day count basis, is equivalent to USD-LIBOR-BBA with a designated maturity specified in the applicable pricing supplement. The Calculation Agent will request the principal New York City office of each of the reference banks to provide a quotation of its rate. If at least three quotations are provided, the rate for that Interest Determination Date will be the arithmetic mean of the quotations, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest); or (3) if at least three quotations are not received by the Calculation Agent as mentioned in clause (2), the Constant Maturity Swap Rate in effect on the particular Interest Determination Date. “U.S. Government Securities business day” means any day except for Saturday, Sunday, or a day on which The Bond Market Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities. “Representative amount” means an amount that is representative for a single transaction in the relevant market at the relevant time. “Reference banks” mean five leading swap dealers in the New York City interbank market, selected by the Calculation Agent, after consultation with us.
(E) Federal Funds Open Rate Notes. If the Interest Rate Basis is the Federal Funds Open Rate, this Note shall be deemed a “Federal Funds Open Rate Note.” Unless otherwise specified on the face hereof, “Federal Funds Open Rate” means the rate set forth on Reuters Service (or any successor service) on page 5 (or any other page as may replace the specified page on that service) for an Interest Determination Date underneath the caption “FEDERAL FUNDS” in the row titled “OPEN”. If the rate is not available for an Interest Determination Date, the rate for that Interest Determination Date shall be the Federal Funds Rate as determined below.
(F) Federal Funds Rate Notes. If the Interest Rate Basis is the Federal Funds Rate, this Note shall be deemed a “Federal Funds Rate Note.” Unless otherwise specified on the face hereof, “Federal Funds Rate” means: (1) the rate as of the particular Interest Determination Date for United States dollar federal funds as published in H.15(519) under the caption “Federal Funds (Effective)” and displayed on Reuters Service (or any successor service) on page FEDFUNDS1 (or any other page as may replace the specified page on that service) (“Reuters Page FEDFUNDS1”); or (2) if the rate referred to in clause (1) does not so appear on Reuters Page FEDFUNDS1 or is not so published by 5:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Federal Funds (Effective)”; or (3) if such rate does not appear on Reuters Page FEDFUNDS1 or is not so published by 5:00 P.M., New York City time, on the related Calculation Date, the rate will be the rate for the first preceding day for which such rate is set forth in H.15(519) under the caption “Federal Funds (Effective)”, as such rate is displayed on the Reuters Page FEDFUNDS1.
(G) LIBOR Notes. If the Interest Rate Basis is LIBOR, this Note shall be deemed a “LIBOR Note.” Unless otherwise specified on the face hereof, “LIBOR” means: (1) whether “LIBOR Reuters” is or is not specified on the face hereof as the method for calculating LIBOR, the rate for deposits in the LIBOR Currency (as defined below) having the Index Maturity specified on the face hereof, commencing on the related Interest Reset Date, that appears on the LIBOR Page (as defined below) as of 11:00 A.M., London time, on the particular Interest Determination Date; or (2) if no rate appears on the particular Interest Determination Date on the LIBOR Page as specified in clause (1), the rate calculated by the Calculation Agent as the arithmetic mean of at least two offered quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks (which may include affiliates of the Agents), in the London interbank market selected by the Calculation Agent to provide the Calculation Agent with its offered quotation for deposits in the LIBOR Currency for the period of the particular Index Maturity, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time; or (3) if fewer than two offered quotations referred to in clause (2) are provided as requested, the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on the particular Interest Determination Date by three major banks (which may include affiliates of the Agents), in that principal financial center selected by the Calculation Agent for loans in the LIBOR Currency to leading European banks, having the particular Index Maturity and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time; or (4) if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (3), LIBOR in effect on the particular Interest Determination Date. “LIBOR Currency” means the currency specified on the face hereof as to which LIBOR shall be calculated or, if no currency is specified on the face hereof, United States dollars. “LIBOR Page” means the display on Reuters Service (or any successor service) on the page specified on the face hereof (or any other page as may replace that page on that service) for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency.
(H) Prime Rate Notes. If the Interest Rate Basis is the Prime Rate, this Note shall be deemed a “Prime Rate Note.” Unless otherwise specified on the face hereof, “Prime Rate” means: (1) the rate on the particular Interest Determination Date as published in H.15(519) under the caption “Bank Prime Loan”; or (2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Bank Prime Loan”, or (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME 1 Page (as defined below) as the applicable bank’s prime rate or base lending rate as of 11:00 A.M., New York City time, on that Interest Determination Date; or (4) if fewer than four rates referred to in clause (3) are so published by 3:00 p.m., New York City time, on the related Calculation Date, the rate calculated by the Calculation Agent as the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on that Interest Determination Date by three major banks (which may include affiliates of the purchasing agent) in The City of New York selected by the Calculation Agent; or (5) if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (4), the Prime Rate in effect on the particular Interest Determination Date. “Reuters Screen US PRIME 1 Page” means the display on the Reuter Monitor Money Rates Service (or any successor service) on the “US PRIME 1” page (or any other page as may replace that page on that service) for the purpose of displaying prime rates or base lending rates of major United States banks.
(I) Treasury Rate Notes. If the Interest Rate Basis is the Treasury Rate, this Note shall be deemed a “Treasury Rate Note.” Unless otherwise specified on the face hereof, “Treasury Rate” means: (1) the rate from the auction held on the Interest Determination Date (the “Auction”) of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified on the face hereof under the caption “INVESTMENT RATE” on the display on Reuters Service (or any successor service) on page USAUCTION 10 (or any other page as may replace that page on that service) (“Reuters USAUCTION 10”) or page USAUCTION 11 (or any other page as may replace that page on that service) (“Reuters USAUCTION 11”); or (2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield (as defined below) of the rate for the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High”; or (3) if the

rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills as announced by the United States Department of the Treasury; or (4) if the rate referred to in clause (3) is not so announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”; or (5) if the rate referred to in clause (4) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”; or (6) if the rate referred to in clause (5) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on that Interest Determination Date, of three primary United States government securities dealers (which may include the purchasing agent or its affiliates) selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified on the face hereof; or (7) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (6), the Treasury Rate in effect on the particular Interest Determination Date. “Bond Equivalent Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond Equivalent Yield =	D x N	x 100
360 – (D x M)
where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable Interest Reset Period.
(c) Discount Notes. If this Note is specified on the face hereof as a “Discount Note”:
(i) Principal and Interest. This Note will bear interest in the same manner as set forth in Section 3(a) above, and payments of principal and interest shall be made as set forth on the face hereof. Discount Notes may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the Issue Price of a Discount Note and par is referred to as the “Discount”.
(ii) Redemption; Repayment; Acceleration. In the event a Discount Note is redeemed, repaid or accelerated, the amount payable to the Holder of such Discount Note will be equal to the sum of: (A) the Issue Price (increased by any accruals of Discount); and (B) any unpaid interest accrued on such Discount Note to the Maturity Date (“Amortized Face Amount”). Unless otherwise specified on the face hereof, for purposes of determining the amount of Discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for a Discount Note, a Discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates for the applicable Discount Note (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to the applicable Discount Note and an assumption that the maturity of such Discount Note will not be accelerated. If the period from the date of issue to the first Interest Payment Date for a Discount Note (the “Initial Period”) is shorter than the compounding period for such Discount Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then the period will be divided into a regular compounding period and a short period with the short period being treated as provided above.
Section 4. Redemption. If no redemption right is set forth on the face hereof, this Note may not be redeemed prior to the Stated Maturity Date, except as set forth in the Indenture or in Section 10 hereof. In the case of a Note that is not a Discount Note, if a redemption right is set forth on the face of this Note, the Trust shall elect to redeem this Note on the Interest Payment Date after the Initial Redemption Date set forth on the face hereof on which the Funding Agreement is to be redeemed in whole or in part by Principal Life Insurance Company (“Principal Life”) (each, a “Redemption Date”), in which case this Note must be redeemed on such Redemption Date in whole or in part, as applicable, prior to the Stated Maturity Date, in increments of $1,000 at the applicable Redemption Price (as defined below), together with unpaid interest, if any, accrued thereon to, but excluding, the applicable Redemption Date. “Redemption Price” shall mean the unpaid Principal Amount of this Note to be redeemed. The unpaid Principal Amount of this Note to be redeemed shall be determined by multiplying (1) the Outstanding Principal Amount of this Note by (2) the quotient derived by dividing (A) the outstanding principal amount of the Funding Agreement to be redeemed by Principal Life by (B) the outstanding principal amount of the Funding Agreement. Notice must be given not more than sixty (60) nor less than thirty (30) calendar days prior to the proposed Redemption Date. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof. If less than all of this Note is redeemed, the Indenture Trustee will select by lot or, in its discretion, on a pro rata basis, the amount of the interest of each direct participant in the Trust to be redeemed.
Section 5. Sinking Funds. Unless specified on the face hereof, this Note will not be subject to, or entitled to the benefit of, any sinking fund.
Section 6. Repayment. If no repayment right is set forth on the face hereof, this Note may not be repaid at the option of the Holder hereof prior to the Stated Maturity Date. If a repayment right is granted on the face of this Note, this Note may be subject to repayment at the option of the Holder on any Interest Payment Date on and after the date, if any, indicated on the face hereof (each, a “Repayment Date”). On any Repayment Date, unless otherwise specified on the face hereof, this Note shall be repayable in whole or in part in increments of $1,000 at the option of the Holder hereof at a repayment price equal to 100% of the Principal Amount to be repaid, together with interest thereon payable to the Repayment Date. For this Note to be repaid in whole or in part at the option of the Holder hereof, this Note must be received by the Indenture

Trustee, with the form entitled “Option to Elect Repayment”, below, duly completed by the Indenture Trustee. Exercise of such repayment option by the Holder hereof shall be irrevocable. In the event of a repayment of this Note in part only, a new Note for the portion hereof not repaid shall be issued in the name of the Holder hereof upon the surrender hereof.
Section 7. Modifications and Waivers. The Indenture contains provisions permitting the Trust and the Indenture Trustee (1) at any time and from time to time without notice to, or the consent of, the Holders of any Notes issued under the Indenture to enter into one or more supplemental indentures for certain enumerated purposes and (2) with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes affected thereby, to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or of modifying in any manner the rights of Holders of Notes under the Indenture; provided, that, with respect to certain enumerated provisions, no such supplemental indenture shall be entered into without the consent of the Holder of each Note affected thereby. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note or such other Notes.
Section 8. Obligations Unconditional. No reference herein to the Indenture and no provisions of this Note or of the Indenture shall impair the right of each Holder of any Note, which is absolute and unconditional, to receive payment of the principal of, and any interest on, and premium, if any, on, such Note on the respective Stated Maturity Date or redemption date thereof and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.
Section 9. Events of Default. If an Event of Default with respect to this Note shall occur and be continuing, the principal of, and all other amounts payable on, the Notes may be declared due and payable, or may be automatically accelerated, as the case may be, in the manner and with the effect provided in the Indenture. In the event that this Note is a Discount Note, the amount of principal of this Note that becomes due and payable upon such acceleration shall be equal to the amount calculated as set forth in Section 3(c) hereof.
Section 10. Withholding; No Additional Amounts; Tax Event and Redemption. All amounts due on this Note will be made without any applicable withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of any governmental authority, unless such withholding or deduction is required by law. Unless otherwise specified on the face hereof, the Trust will not pay any additional amounts to the Holder of this Note in respect of such withholding or deduction, any such withholding or deduction will not give rise to an event of default or any independent right or obligation to redeem this Note and the Holder will be deemed for all purposes to have received cash in an amount equal to the portion of such withholding or deduction that is attributable to such Holder’s interest in this Note as equitably determined by the Trust.
     If (1) a Tax Event (defined below) as to the Funding Agreement occurs and (2) Principal Life redeems the Funding Agreement in whole or in part, the Trust will redeem the Notes, subject to the terms and conditions of Section 2.04 of the Standard Indenture Terms, at the Tax Event Redemption Price (defined below) together with unpaid interest accrued thereon to the applicable redemption date. “Tax Event” means that Principal Life shall have received an opinion of independent legal counsel stating in effect that as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any governmental authority in the United States, which amendment or change is enacted, promulgated, issued or announced on or after the effective date of the Funding Agreement, there is more than an insubstantial risk that (i) the Trust is, or will be within ninety (90) days of the date thereof, subject to U.S. federal income tax with respect to interest accrued or received on the Funding Agreement or (ii) the Trust is, or will be within ninety (90) days of the date thereof, subject to more than a de minimis amount of taxes, duties or other governmental charges. “Tax Event Redemption Price” means an amount equal to the unpaid principal amount of this Note to be redeemed, which shall be determined by multiplying (1) the Outstanding Principal Amount of this Note by (2) the quotient derived by dividing (A) the outstanding principal amount to be redeemed by Principal Life of the Funding Agreement by (B) the outstanding principal amount of the Funding Agreement.
Section 11. Listing. Unless otherwise specified on the face hereof, this Note will not be listed on any securities exchange.
Section 12. Collateral. The Collateral for this Note includes the Funding Agreement and the Guarantee specified on the face hereof.
Section 13. No Recourse Against Certain Persons. No recourse shall be had for the payment of any principal, interest or any other sums at any time owing under the terms of this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against the Nonrecourse Parties, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such personal liability being, by the acceptance hereof and as part of the consideration for issue hereof, expressly waived and released.
Section 14. Miscellaneous.
     (a) This Note is issuable only as a registered Note without coupons in denominations of $1,000 and any integral multiple in excess thereof unless otherwise specified on the face of this Note.
     (b) Prior to due presentment for registration of transfer of this Note, the Trust, the Indenture Trustee, the Registrar, the Paying Agent, any Agent, and any other agent of the Trust or the Indenture Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note shall be overdue, and none of the Trust, the Indenture Trustee, the Registrar, the Paying Agent, any Agent, or any other agent of the Trust or the Indenture Trustee shall be affected by notice to the contrary.

     (c) The Notes are being issued by means of a book-entry-only system with no physical distribution of certificates to be made except as provided in the Indenture. The book-entry system maintained by DTC will evidence ownership of the Notes, with transfers of ownership effected on the records of DTC and its participants pursuant to rules and procedures established by DTC and its participants. The Trust and the Indenture Trustee will recognize Cede & Co., as nominee of DTC, as the registered owner of the Notes, as the Holder of the Notes for all purposes, including payment of principal, premium (if any) and interest, notices and voting. Transfer of principal, premium (if any) and interest to participants of DTC will be the responsibility of DTC, and transfer of principal, premium (if any) and interest to beneficial holders of the Notes by participants of DTC will be the responsibility of such participants and other nominees of such beneficial holders. So long as the book-entry system is in effect, the selection of any Notes to be redeemed or repaid will be determined by DTC pursuant to rules and procedures established by DTC and its participants. Neither the Trust nor the Indenture Trustee shall be responsible or liable for such transfers or payments or for maintaining, supervising or reviewing the records maintained by DTC, its participants or persons acting through such participants.
     (d) This Note or portion hereof may not be exchanged for Definitive Notes, except in the limited circumstances provided for in the Indenture. The transfer or exchange of Definitive Notes shall be subject to the terms of the Indenture. No service charge will be made for any registration of transfer or exchange, but the Trust may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
Section 15. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

OPTION TO ELECT REPAYMENT
     The undersigned hereby irrevocably request(s) and instruct(s) the Trust to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the Principal Amount hereof together with interest to the repayment date, to the undersigned, at:

(Please print or typewrite name and address of the undersigned).
     For this Note to be repaid, the Indenture Trustee (or the Paying Agent on behalf of the Indenture Trustee) must receive at its Corporate Trust Office, or at such other place or places of which the Trust shall from time to time notify the Holder of this Note, not more than sixty (60) nor less than thirty (30) days prior to a Repayment Date, if any, shown on the face of this Note, this Note with this “Option to Elect Repayment” form duly completed.
     If less than the entire Principal Amount of this Note is to be repaid, specify the portion hereof (which shall be in increments of $1,000) which the Holder elects to have repaid and specify the denomination or denominations (which shall be $___or an integral multiple of $1,000 in excess of $___) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

$

DATE:	NOTICE: The signature on this Option to Elect Repayment must

(Principal Amount to be repaid, if amount to be repaid is less than the Principal Amount of this Note (Principal Amount remaining must be an authorized denomination)	correspond with the name as written upon the face of this Note in every particular, without alteration or enlargement or any change whatever. Fill in for registration of Notes if to be issued otherwise than to the registered Holder:

Name:

$	Address:

(Please print name and address including zip code)
SOCIAL SECURITY OR OTHER TAXPAYER ID NUMBER:

SURVIVOR’S OPTION RIDER
     (a) Unless this Note, on its face, has been declared due and payable prior to the Maturity Date by reason of any Event of Default under the Indenture, or has been previously redeemed or otherwise repaid, the authorized Representative (as defined below) of a deceased Beneficial Owner (as defined below) of this Note shall have the option to elect repayment by the Trust in whole or in part prior to the Maturity Date following the death of the Beneficial Owner (a “Survivor’s Option”). The Survivor’s Option may not be exercised unless the deceased Beneficial Owner purchased the Notes either within ninety (90) days of their issuance or acquired the Notes at least six (6) months before the date of death of such deceased Beneficial Owner. “Beneficial Owner” as used in this Survivor’s Option Rider means, with respect to this Note, the person who has the right, immediately prior to such person’s death, to receive the proceeds from the disposition of this Note, as well as the right to receive payments on this Note.
     (b) Upon (1) the valid exercise of the Survivor’s Option and the proper tender of this Note by or on behalf of a person that has authority to act on behalf of the deceased Beneficial Owner of this Note under the laws of the appropriate jurisdiction (including, without limitation, the personal representative or executor of the deceased Beneficial Owner or the surviving joint owner of the deceased Beneficial Owner) (the “Representative”) and (2) the tender and acceptance of that portion of the Funding Agreement equal to the amount of the portion of this Note to be redeemed, the Trust shall repay this Note (or portion thereof) at a price equal to 100% of the unpaid Principal Amount of the deceased Beneficial Owner’s beneficial interest in this Note plus accrued and unpaid interest to, but excluding, the date of such repayment. However, the Trust shall not be obligated to repay:
(i) beneficial ownership interests in Notes exceeding the greater of $2,000,000 or 2% (or such other amounts, as specified in the Pricing Supplement) in aggregate principal amount for all notes then outstanding under the Principal® Life CoreNotes® Program and the Secured Medium-Term Notes Retail Program as of the end of the most recent calendar year (the “Annual Put Limitation”);
(ii) on behalf of an individual deceased Beneficial Owner, any beneficial ownership interest in all notes issued under the Principal® Life CoreNotes® Program and the Secured Medium-Term Notes Retail Program that exceeds $250,000 (or such other amounts, as specified in the Pricing Supplement) in any calendar year (the “Individual Put Limitation”); or
(iii) beneficial ownership interests in Notes exceeding the amount specified on the face hereof and in the Pricing Supplement (the “Trust Put Limitation”), as of the later of the end of the most recent calendar year or the issuance date of the Notes.
     (c) The Trust shall not make principal repayments pursuant to exercise of the Survivor’s Option in amounts that are less than $1,000, and, in the event that the limitations described in the preceding sentence would result in the partial repayment of this Note, the Principal Amount remaining Outstanding after repayment must be at least $1,000 (the minimum authorized denomination of the Notes).

     (d) An otherwise valid election to exercise the Survivor’s Option may not be withdrawn.
     (e) Election to exercise the Survivor’s Option will be accepted in the order that elections are received by the Trustee, except for any Notes (or portion thereof) the acceptance of which would contravene (1) the Annual Put Limitation, (2) the Individual Put Limitation or (3) the Trust Put Limitation. Any Note (or portion thereof) accepted for repayment pursuant to exercise of the Survivor’s Option shall be repaid on the first Interest Payment Date that occurs 20 or more calendar days after the date of such acceptance. If, as of the end of any calendar year, the aggregate principal amount of all notes (or portions thereof) issued under the Principal® Life CoreNotes® Program and the Secured Medium-Term Notes Retail Program that have been tendered pursuant to the valid exercise of the Survivor’s Option during such year has exceeded the Annual Put Limitation or the Individual Put Limitation, for such year, any exercise(s) of the Survivor’s Option with respect to Notes (or portions thereof) not accepted during such calendar year, because such acceptance would have contravened any such limitation, shall be deemed to be tendered on the first day of the following calendar year in the order all such Notes (or portions thereof) were originally tendered. If, as of the end of any calendar year, the aggregate principal amount of all Notes (or portions thereof) that have been tendered pursuant to the valid exercise of the Survivor’s Option during such year has exceeded the Trust Put Limitation, for such year, any exercise(s) of the Survivor’s Option with respect to Notes (or portions thereof) not accepted during such calendar year, because such acceptance would have contravened any such limitation, shall be deemed to be tendered on the first day of the following calendar year in the order all such Notes (or portions thereof) were originally tendered. In the event that this Note (or any portion hereof) tendered for repayment pursuant to valid exercise of the Survivor’s Option is not accepted or is to be delayed, the Trustee shall deliver a notice by first-class mail to the Depositary that states the reason such Note (or portion thereof) has not been accepted for payment or is to be delayed.
     (f) In order to obtain repayment through exercise of the Survivor’s Option with respect to this Note (or portion hereof), the Representative must provide the following items to the broker or other entity through which the beneficial interest in this Note is held by the deceased Beneficial Owner: (1) a written instruction to such broker or other entity in the form of Annex A attached hereto to notify the Depositary of the Representative’s desire to obtain repayment through the exercise of the Survivor’s Option; (2) appropriate evidence satisfactory to the Trustee that (i) the deceased Beneficial Owner purchased the Notes either within ninety (90) days of their issuance or acquired the Notes at least six (6) months before the date of death of such deceased Beneficial Owner, (ii) the death of such Beneficial Owner has occurred, and the date of such death, and (iii) the Representative has authority to act on behalf of the deceased Beneficial Owner; (3) if the interest in this Note is held by a nominee of the deceased Beneficial Owner, a certificate satisfactory to the Trustee from such nominee attesting to the deceased’s beneficial ownership of this Note; (4) a written request for repayment signed by the Representative, with the signature guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States; (5) if applicable, a properly executed assignment or endorsement; (6) tax waivers and such other instruments or documents that the Trustee reasonably requires in order to establish the validity of the beneficial ownership of this Note and the claimant’s entitlement to payment; and (7) any additional information the Trustee reasonably requires to evidence satisfaction of any conditions to the exercise of such Survivor’s Option or to document beneficial ownership or authority to make the election and to cause the repayment of this Note. Such broker or other entity shall then deliver each of these items to the direct participant of the Depositary, such direct participant being the entity that holds the beneficial interest in this Note on behalf of the deceased Beneficial Owner, together with evidence satisfactory to the Indenture Trustee from the broker or other entity stating that it represents the deceased Beneficial Owner. Such direct participant shall then deliver such items to the Indenture Trustee. The Indenture Trustee will then deliver these items to the Trustee and will provide the Trustee with any additional information (after receipt from such direct participant) the Trustee may request in connection with such exercise. Such direct participant shall be responsible for disbursing any payments it receives from the Depositary pursuant to exercise of the Survivor’s Option to the appropriate Representative. All questions, other than with respect to the right to limit the aggregate Principal Amount of Notes as to which exercises of the Survivor’s Option shall be accepted in any one calendar year or as to the Notes, regarding the eligibility or validity of any exercise of the Survivor’s Option will be determined by the Trustee, in its sole discretion, which determination shall be final and binding on all parties.
     (g) The death of a person holding a beneficial interest in this Note as a joint tenant or tenant by the entirety with another person, or as a tenant in common with the deceased owner’s spouse, will be deemed the death of the Beneficial Owner of this Note, and the entire Principal Amount of this Note so held shall be subject to repayment by the Trust upon request in accordance with the terms and provisions hereof. However, the death of a person holding a beneficial interest in this Note as tenant in common with a person other than such deceased owner’s spouse will be deemed the death of a Beneficial Owner only with respect to such deceased person’s ownership interest in this Note.
     (h) The death of a person who was a lifetime beneficiary of a trust holding a beneficial interest in this Note will be treated as the death of the Beneficial Owner of this Note to the extent of that person’s interest in the trust. The death of a person who was a tenant by the entirety or joint tenant in a tenancy which is the beneficiary of a trust holding a beneficial interest in this Note will be treated as the death of the Beneficial Owner of this Note. The death of an individual who was a tenant in common in a tenancy which is the beneficiary of a trust holding a beneficial interest in this Note will be treated as the death of the Beneficial Owner of this Note only with respect to the deceased person’s beneficial interest in this Note, unless a husband and wife are the tenants in common, in which case the death of either will be treated as the death of the owner of this Note.
     (i) The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in this Note will be deemed the death of the Beneficial Owner of this Note for purposes of the Survivor’s Option, regardless of whether that Beneficial Owner was the registered holder of this Note, if such beneficial ownership interest can be established to the satisfaction of the Trustee. A beneficial ownership interest will be deemed to exist in typical cases of nominee ownership, such as ownership under the Uniform Transfers of Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife and lifetime custodial and trust arrangements.

ANNEX A
REPAYMENT ELECTION FORM
Principal Life Insurance Company
Principal® Life CoreNotes®
Cusip Number ________
To: [Name of Issuing Trust] (the “TRUST”)
The undersigned financial institution (the “FINANCIAL INSTITUTION’’) represents the following:
•	The Financial Institution has received a request for repayment from the executor or other authorized representative (the “AUTHORIZED REPRESENTATIVE’’) of the deceased beneficial owner listed below (the “DECEASED BENEFICIAL OWNER’’) of Principal® Life CoreNotes® (CUSIP No. ___) (the “NOTES’’).

•	At the time of his or her death, the Deceased Beneficial Owner owned Notes in the principal amount listed below.

•	The Deceased Beneficial Owner purchased the Notes either within ninety (90) days of their issuance or acquired the Notes at least six (6) months before the date of death of such Deceased Beneficial Owner.

•	The Financial Institution currently holds such notes as a direct or indirect participant in The Depository Trust Company (the “DEPOSITARY’’).

•	The Financial Institution agrees to the following terms:

•	The Financial Institution shall follow the instructions (the “INSTRUCTIONS’’) accompanying this Repayment Election Form (this “FORM’’).

•	The Financial Institution shall make all records specified in the Instructions supporting the above representations available to U.S. Bank Trust National Association (the “TRUSTEE’’) or the [Name of Issuing Trust] (the “TRUST’’) for inspection and review within five business days of the Trustee’s or the Trust’s request.

•	If the Financial Institution, the Trustee or the Trust, in any such party’s reasonable discretion, deems any of the records specified in the Instructions supporting the above representations unsatisfactory to substantiate a claim for repayment, the Financial Institution shall not be obligated to submit this Form, and the Trustee or Trust may deny repayment. If the Financial Institution cannot substantiate a claim for repayment, it shall notify the Trustee immediately.

•	Repayment elections may not be withdrawn.

•	The Financial Institution agrees to indemnify and hold harmless the Trustee and the Trust against and from any and all claims, liabilities, costs, losses, expenses, suits and damages resulting from the Financial Institution’s above representations and request for repayment on behalf of the Authorized Representative.

•	The Notes will be repaid on the first Interest Payment Date to occur at least 20 calendar days after the date of acceptance of the notes for repayment, unless such date is not a business day, in which case the date of repayment shall be the next succeeding business day.

•	Subject to the Trust’s rights to limit the aggregate principal amount of Notes as to which exercises of the Survivor’s Option shall be accepted in any one calendar year, all questions as to the eligibility or validity of any exercise of the Survivor’s Option will be determined by the Trustee, in its sole discretion, which determination shall be final and binding on all parties.

“Principal®” is a registered service mark of Principal Financial Services, Inc. and is used under license.
“CoreNotes®” is a registered service mark of Merrill Lynch & Co.

REPAYMENT ELECTION FORM
(1)

Name of Deceased Beneficial Owner
(2)

Date of Death
(3)

Name of Authorized Representative Requesting Repayment
(4)

Name of Financial Institution Requesting Repayment
(5)

Signature of Authorized Representative of Financial Institution Requesting Repayment
(6)

Principal Amount of Requested Repayment
(7)

Date of Election

(8)	Financial Institution	(9)	Wire instructions for payment:
	Representative Name:		Bank Name:
	Phone Number:		ABA Number:
	Fax Number:		Account Name:
	Mailing Address (no P.O. Boxes):		Account Number:
Reference (optional):
TO BE COMPLETED BY THE TRUSTEE:
(A)	Election Number*:

(B)	Delivery and Payment Date:

(C)	Principal Amount:

(D)	Accrued Interest:

(E)	Date of Receipt of Form by the Trustee:

(F)	Date of Acknowledgment by the Trustee:

*	To be assigned by the Trustee upon receipt of this Form. An acknowledgement, in the form of a copy of this document with the assigned Election Number, will be returned to the party and location designated in item (8) above.

INSTRUCTIONS FOR COMPLETING REPAYMENT ELECTION FORM AND EXERCISING
REPAYMENT OPTION
     Capitalized terms used and not defined herein have the meanings defined in the accompanying Repayment Election Form.
1.	Collect and retain for a period of at least three years (1) satisfactory evidence of the authority of the Authorized Representative, (2) satisfactory evidence of death of the Deceased Beneficial Owner, (3) satisfactory evidence that the Deceased Beneficial Owner beneficially owned, at the time of his or her death, the notes being submitted for repayment, (4) satisfactory evidence that the notes being submitted for repayment either were purchased within ninety (90) days of their issuance or were acquired by the Deceased Beneficial Owner at least six (6) months before the date of the death of such Deceased Beneficial Owner, and (5) any necessary tax waivers. For purposes of determining whether the notes will be deemed beneficially owned by an individual at any given time, the following rules shall apply:
•	If a note (or a portion thereof) is beneficially owned by tenants by the entirety or joint tenants, the note (or relevant portion thereof) will be regarded as beneficially owned by a single owner. Accordingly, the death of a tenant by the entirety or joint tenant will be deemed the death of the beneficial owner and the entire principal amount so owned will become eligible for repayment.

•	The death of a person beneficially owning a note (or a portion thereof) by tenancy in common will be deemed the death of the beneficial owner only with respect to the deceased owner’s interest in the note (or relevant portion thereof) so owned, unless a husband and wife are the tenants in common, in which case the death of either will be deemed the death of the beneficial owner and the entire principal amount so owned will be eligible for repayment.

•	A note (or a portion thereof) beneficially owned by a trust will be regarded as beneficially owned by each beneficiary of the trust to the extent of that beneficiary’s interest in the trust (however, a trust’s beneficiaries collectively cannot be beneficial owners of more notes than are owned by the trust). The death of a beneficiary of a trust will be deemed the death of the beneficial owner of the notes (or relevant portion thereof) beneficially owned by the trust to the extent of that beneficiary’s interest in the trust. The death of an individual who was a tenant by the entirety or joint tenant in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust. The death of an individual who was a tenant in common in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust only with respect to the deceased holder’s beneficial interest in the note, unless a husband and wife are the tenants in common, in which case the death of either will be deemed the death of the beneficiary of the trust.

•	The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interest in a note (or a portion thereof) will be deemed the death of the beneficial owner of that note (or relevant portion thereof), regardless of the registration of ownership, if such beneficial interest can be established to the satisfaction of the Trustee. Such beneficial interest will exist in many cases of street name or nominee ownership, custodial arrangements, ownership by a trustee, ownership under the Uniform Transfers of Gifts to Minors Act and community property or other joint ownership arrangements between spouses. Beneficial interest will be evidenced by such factors as the power to sell or otherwise dispose of a note, the right to receive the proceeds of sale or disposition and the right to receive interest and principal payments on a note.
2.	Indicate the name of the Deceased Beneficial Owner on line (1).

3.	Indicate the date of death of the Deceased Beneficial Owner on line (2).

4.	Indicate the name of the Authorized Representative requesting repayment on line (3).

5.	Indicate the name of the Financial Institution requesting repayment on line (4).

6.	Affix the authorized signature of the Financial Institution’s representative on line (5). THE SIGNATURE MUST BE MEDALLION SIGNATURE GUARANTEED.

7.	Indicate the principal amount of notes to be repaid on line (6).

8.	Indicate the date this Form was completed on line (7).

9.	Indicate the name, mailing address (no P.O. boxes, please), telephone number and facsimile-transmission number of the party to whom the acknowledgment of this election may be sent in item (8).

10.	Indicate the wire instruction for payment on line (9).

11.	Leave lines (A), (B), (C), (D), (E) and (F) blank.

12.	Mail or otherwise deliver an original copy of the completed Form to:
Citibank, N.A.
Citibank Agency & Trust
388 Greenwich Street, 14th Floor
New York, New York 10013
13.	FACSIMILE TRANSMISSIONS OF THE REPAYMENT ELECTION FORM WILL NOT BE ACCEPTED.

14.	If the acknowledgement of the Trustee’s receipt of this Form, including the assigned Election Number, is not received within ten days of the date such information is sent to Citibank, N.A., contact the Trustee at 100 Wall Street, 16th Floor, New York, New York 10005, attention: Corporate Trust Administration, telephone number: (212) 361-2458.

15.	For assistance with this Form or any questions relating thereto, please contact U.S. Bank Trust National Association at 100 Wall Street, 16th Floor, New York, New York 10005, attention: Corporate Trust Administration, telephone number: (212) 361-2458.